Exhibit C
Notice of Guaranteed Delivery
(Not to be used for Signature Guarantee)
for
Tender of Class E Common Share Purchase Warrants
of
SEANERGY MARITIME HOLDINGS CORP.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., EASTERN TIME, ON JANUARY 10, 2023
UNLESS THE OFFER IS EXTENDED.
As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates for your warrants are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time. This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the warrants shall refer to the Class E Common Share Purchase Warrants of the Company.
The Depositary for the Offer is:
Continental Stock Transfer & Trust, N.A.
By First Class Mail:	By Email transmission: For Eligible Institutions Only:	By Registered Mail or Overnight Courier:
Continental Stock Transfer & Trust, N.A.	tender@continentalstock.com	Continental Stock Transfer & Trust, N.A.
Attn: Corporate Actions Department		Attn: Corporate Actions Department
One State Street, 30th Floor New York, NY		One State Street, 30th Floor New York, NY
Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery. Please be advised that submissions made outside of normal business hours may be subject to a fee by the Depositary.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
Ladies and Gentlemen:
The undersigned hereby tenders to Seanergy Maritime Holdings Corp., a Marshall Islands corporation (the “Company”), at the price per warrant indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated November 30, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of warrants set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the warrants shall refer to the Class E warrants to purchase one common share, par value $0.0001 of the Company.
Number of Warrants to be tendered:       warrants.
☐	The tendered warrants represent all Class E warrants held by the undersigned.

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not To Be Used For Signature Guarantee)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the warrants tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of warrants complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the warrants tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such warrants, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within two business days (as defined in the Offer to Purchase) after the date hereof.
The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for warrants to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.
Name of Firm:
Authorized Signature:
Name:
(Please Type or Print)
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated:
Note: Do not send certificates for warrants with this Notice.
Certificates for Warrants should be sent with your Letter of Transmittal.
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